UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2018
NOODLES & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D, Broomfield, CO	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement.
On July 26, 2018, Noodles & Company (the “Company”) and certain of its selling stockholders (the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of an aggregate of 8,500,000 shares (the “Underwritten Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”). The Offering consists of 2,500,000 shares sold by the Company (the “Company Shares”) and 6,000,000 shares sold by the Selling Stockholders named therein (the “Selling Stockholder Shares”). The Offering price of the Underwritten Shares to the public was $10.00 per share. In addition, pursuant to the Underwriting Agreement, the Selling Stockholders granted the Underwriters a 30-day option to purchase up to 1,275,000 additional shares of Common Stock from the Selling Stockholders on the same terms.
On July 31, 2018, the Offering closed, with the Company completing the issuance and sale of the Company Shares and the Selling Stockholders completing the sale of the Selling Stockholder Shares. The net proceeds to the Company from the sale of the Company Shares, after deducting underwriting discounts and commissions, but before deducting estimated offering expenses payable by the Company, was approximately $23.8 million. The Company did not receive any proceeds from the sale of the Selling Stockholder Shares by the Selling Stockholders.
The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Underwritten Shares, as well as indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The Company and its executive officers and directors, as well as the Selling Stockholders, have agreed to customary lockup restrictions pursuant to which, subject to certain exceptions, they may not offer, pledge, sell, or purchase any Company securities for a 60-day period after the closing of the Offering without the consent of Jefferies LLC.
The Offering was made pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-225238), which was declared effective by the U.S. Securities and Exchange Commission on June 8, 2018, a base prospectus dated May 25, 2018 and prospectus supplements dated July 23, 2018 and July 26, 2018.
A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The above description is qualified in its entirety by reference to such exhibit.
The legal opinion and consent of Gibson, Dunn & Crutcher LLP relating to the validity of the shares of Common Stock is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated July 26, 2018, by and among Noodles & Company, Jefferies LLC, Citigroup Global Markets Inc., and RBC Capital Markets, LLC, as representatives of the several Underwriters named in Schedule I thereto, and certain selling stockholders named in Schedule III thereto.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ DAVE BOENNIGHAUSEN
Name:	Dave Boennighausen
Title:	Chief Executive Officer

DATED: July 31, 2018